CyberDefender Reaches Agreement to Sell with GR Match

Files Voluntary Chapter 11 Petition to Facilitate Sale; Receives Commitment for up to $4.6 Million in

DIP Financing

Operations and Services for Customers to Continue Without Interruption during Sale Process

Los Angeles – February 23, 2012 – CyberDefender® Corporation (Nasdaq:CYDE) ( the “Company”), a leading provider of direct-to-consumer remote technical support services, Internet security software and utilities, today announced that it has entered into an Asset Purchase Agreement (“APA”) with GR Match, LLC, an affiliate of Guthy-Renker LLC, to sell substantially all of its assets to GR Match, LLC. Guthy-Renker LLC is one of the largest direct marketing companies, with distribution of products throughout the world.

In order to facilitate the sale transaction contemplated by the APA and establish a sale process for the receipt of higher and better bids, the Company has filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The acquisition is subject to certain conditions including approval by the Bankruptcy Court, higher and better offers, customary closing conditions, and any required government approvals.

The Company emphasized that its daily operations, including software, data storage and LiveTech remote technical support services, would continue without interruption during the sale process.

GR Match, LLC has also committed to provide up to $4.6 million in debtor-in-possession (“DIP”) financing to facilitate the transaction and sale. This financing, subject to Bankruptcy Court approval, will allow the Company’s operations to continue normally while completing the sale. This additional liquidity will enable the Company to satisfy customary obligations associated with the daily operations of its business, including the timely payment for post-petition services, employee wages and other obligations.

In conjunction with the Chapter 11 filing and pursuant to Section 363 of the Bankruptcy Code, the Company will file a motion for the establishment of bidding procedures to allow other qualified bidders to submit higher and better offers for its assets.

XRoads Solutions Group, LLC serves as financial advisor to the Company and Pachulski Stang Ziehl & Jones LLP serves as bankruptcy counsel.

For further information regarding the sale and Chapter 11 proceedings please visit www.CyberDefenderCorp.com or call 877-850-1650.

About CyberDefender

CyberDefender is a leading provider of technology and technology services for consumers. Utilizing direct-to-consumer marketing, the Company addresses the growing demand for remote technical support services, antimalware and PC optimization software and online backup services. The Company markets its products and services to consumers through television and radio via its MyCleanPC®, MaxMySpeed® and DoubleMySpeed® brands.

Forward Looking Statement

Statements in this public announcement that are not statements of historical or current fact, including the statements regarding: the closing of the transaction contemplated by the Asset Purchase Agreement, the approval of the contemplated transaction and proposed procedures by the Bankruptcy Court; other required approvals; the provision of debtor-in-possession financing by GR Match, LLC,; the Company’s ability to continue its daily operations, including software, data storage and LiveTech remote technical support services, without interruption during the sale process; the continuing availability of debtor-in-possession financing to enable the Company’s operations to continue normally while the Company completes the contemplated restructuring and sale; the conclusion of the sale process; and the availability of sufficient liquidity to enable the Company to satisfy customer obligations associated with daily operations, including timely payments for post-petition services, employee wages and other obligations, constitute "forward-looking statements" under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause actual events and results to be materially different from any future events and results expressed or implied by such forward-looking statements. The forward-looking statements also are subject generally to other risks and uncertainties that are described from time to time in CyberDefender's reports and registration statements filed with the Securities and Exchange Commission, which are available for review at www.sec.gov.

For Media Inquiries:

Muirfield Partners

Maya Pogoda

(310) 283-1325